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                                   EXHIBIT 11

                   ROTO-ROOTER, INC. AND SUBSIDIARY COMPANIES
                      Computation of Per Share Earnings (a)
                     (in thousands except per share amounts)

                                                 Year Ended December 31,
                                              -----------------------------
Computation of Earnings per Common and         1993        1994       1995
       Common Equivalent Share:               ------      ------     ------
Reported Income before Minority Interest      $8,387      $9,015     $9,763

Minority Interest                                414         244         86
                                              ------      ------     ------

Net Income                                    $7,973      $8,771     $9,677
                                              ======      ======     ======

Average Number of Shares Used to
  Compute Earnings Per Common Share            5,027       5,066      5,101

Effect of Unexercised Stock Options               59          48         52
                                              ------      ------     ------

Average Number of Shares Used to Compute
  Earnings Per Common and Common
  Equivalent Share                             5,086       5,114      5,153
                                              ======      ======     ======

Earnings Per Common and Common
  Equivalent Share                            $ 1.57      $ 1.72     $ 1.88
                                              ======      ======     ======

Computation of Earnings Per Common Share
       Assuming Full Dilution:

Reported Income before Minority Interest      $8,387      $9,015     $9,763

Minority Interest                                414         244         86
                                              ------      ------     ------

Net Income                                    $7,973      $8,771     $9,677
                                              ======      ======     ======

Average Number of Shares Used to
  Compute Earnings Per Common Share            5,027       5,066      5,101

Effect of Unexercised Stock Options               99          48         80
                                              ------      ------     ------

Average Number of Shares Used to Compute
  Earnings Per Common Share Assuming
  Full Dilution                                5,126        5,114     5,181
                                              ======      ======     ======

Earnings Per Common Share Assuming
  Full Dilution                               $ 1.56       $ 1.72    $ 1.87
                                              ======      ======     ======

(a) This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3% including fractional cents per share.